Registration No. 333-227441

As filed with the Securities and Exchange Commission on October 29, 2018

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GALMED PHARMACEUTICALS LTD.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
Galmed Pharmaceuticals Ltd. 16 Tiomkin Street, Tel Aviv, Israel 6578317 Tel: (+972) (3) 693-8448
(Address of Principal Executive Offices)(Zip Code)

2013 Incentive Share Option Plan

(Full title of the plan)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19715

(302) 738-6680

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

With a copy to:

Shachar Hadar Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: +972-3-610-3100	Gary Emmanuel, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, NY 10173 Tel: (212) 547-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the “Registration Statement”) is being filed solely for the purpose of refiling Exhibits 5.1 and 23.2 thereto to amend a typographical error. No other changes have been made to the Form S-8, and this Registration Statement is not intended to amend or delete any part of the Form S-8, except as specifically noted herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The Exhibits to this Registration Statement on Form S-8 are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on this 29th day of October, 2018.

GALMED PHARMACEUTICALS LTD. By: /s/ Allen Baharaff ____________ Name: Allen Baharaff Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Allen Baharaff Allen Baharaff	President and Chief Executive Officer (Principal Executive Officer)	October 29, 2018

/s/ Yohai Stenzler Yohai Stenzler	Chief Financial Officer (Principal Financial and Accounting Officer)	October 29, 2018

*	Chairman of the Board	October 29, 2018
Chaim Hurvitz

*	Director	October 29, 2018
Shmuel Nir

*	Director	October 29, 2018
Tali Yaron-Eldar

*	Director	October 29, 2018
David Sidransky, M.D.

*	Director	October 29, 2018
William Marth

*	Director	October 29, 2018
Prof. Ran Oren

*	Director	October 29, 2018
Carol L. Brosgart, M.D.

* By:	/s/ Allen Baharaff

Allen Baharaff, Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Galmed Pharmaceuticals Ltd. has signed this Registration Statement on this 29th day of October, 2018.

Puglisi & Associates Authorized U.S. Representative By: /s/ Donald J. Puglisi____________ Name: Donald J. Puglisi Title: Authorized Representative

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-1, as filed with the Commission on February 28, 2014)
4.1	2013 Incentive Share Option Plan (incorporated by reference to Exhibit 99.1 on Form 6-K furnished with the Commission on April 2, 2015)
5.1*	Opinion of Meitar Liquornik Geva Leshem Tal (including consent)
23.1**	Consent of Brightman Almagor Zohar & Co., a member firm of Deloitte Touche Tohmatsu Limited, as independent registered public accounting firm of the Registrant
23.2*	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)
24.1**	Power of Attorney

* Filed herewith

** Previously filed